                                                                    EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                                               OCTOBER 31,
                                                                                        --------------------------
                                                                                            1995          1996
                                                                                        ------------  ------------
Earnings per share:

Weighted average number of shares outstanding.........................................     4,000,000     4,000,000

Common equivalent shares from options issued during the twelve month period prior to
 the initial filing of the SB-2 (using the treasury stock method).....................        36,125        36,125
                                                                                        ------------  ------------

Total.................................................................................     4,036,125     4,036,125
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Net income............................................................................  $    243,082  $  1,239,164
                                                                                        ------------  ------------

Earnings per share....................................................................  $       0.06  $       0.31
                                                                                        ------------  ------------
                                                                                        ------------  ------------